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                                                                   Exhibit 10.14


                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT dated as of October 15, 2001 between Safeguard Scientifics, Inc. ("Company"), and Warren V. Musser ("Employee").

            WHEREAS, it is the mutual desire of the Company and Employee that the Company employ Employee on the terms and conditions set forth below:

      1. Services. The Company employs Employee to provide such advisory services and partner company or fund relationship services as may be requested from time to time by the Chief Executive Officer and President of the Company upon the terms and conditions set forth below. Employee shall report to the Company's Chief Executive Officer and President. At the Company's request from time to time, Employee will serve on, or resign from, such Boards of partner companies as the Company may request.

      2. Term. This Agreement shall commence on the date hereof and shall continue until terminated in accordance with Section 8 hereof.

      3. Compensation. For all duties rendered by Employee hereunder, Company shall pay Employee a monthly salary of $54,166.67 per month, payable semi-monthly on the Company's normal payroll dates.

      4. Expense Reimbursement. During the term hereof, the Company shall reimburse Employee for all ordinary and necessary out-of-pocket business expenses incurred by him in connection with the performance of his services hereunder, provided that any such expenses in excess of $500 during any calendar month shall require the prior approval of the Chief Financial Officer of the Company. Such payments shall be made by the Company upon submission by Employee of vouchers itemizing such expenses in a form reasonably satisfactory to the Company. Employee acknowledges that effective on October 15, 2001, any Board resolutions requiring Employee to use private air transportation are no longer in effect. For so long as Safeguard owns a plane, Employee will be entitled to use the plane when available for Safeguard business purposes.

      5. Office and Support. During the term of this Agreement the Company shall provide Employee with (i) suitable office space at such location as the Company may reasonably determine from time to time, which shall initially be located in the 500 Building at 435 Devon Park Drive, Wayne, PA and (ii) one full-time secretary designated from time to time by the Company but who will initially be Diane Swiggard.

      6. No Additional Benefits. Employee shall be entitled to participate in the Company's health, welfare and life insurance plans offered generally by the Company to all of its employees, but shall not be entitled to participate in any bonus or incentive or equity compensation plans maintained by the Company for its employees; provided, however that for the 2001 calendar year, if the Compensation Committee approves, the Company shall pay to Mr. Musser in January 2002 a bonus of $163,000.
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      7. Nondisclosure of Confidential Information Concerning Business. In his
capacity as Employee, Employee may acquire from the Company and/or develop for the Company information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, other technical information, works of authorship, customer lists, financial information, operation, costs, business plans, projects, plans and proposals) which is considered proprietary and confidential in nature ("Confidential Information"), and Employee will use all reasonable precautions to maintain the confidentiality of such Confidential Information and will not use for his personal benefit or the benefit of any other person, or publish or disclose to third parties, any such Confidential Information during the term of this Agreement or thereafter except in performing his duties under this Agreement. Employee acknowledges that the Confidential Information is a special, valuable and unique asset of the Company.

      8. Term. This Agreement shall remain in full force and effect until the earlier of the death of Employee, the date that Employee terminates this Agreement, or the date that the Company terminates this Agreement for cause. For purposes of this Section "cause" means (a) Employee's failure to adhere to any written Safeguard policy if Employee have been given a reasonable opportunity to comply with such policy or cure Employee's failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (b) Employee's appropriation (or attempted appropriation) of a material business opportunity of Safeguard, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Safeguard; (c) Employee's misappropriation (or attempted misappropriation) of any of Safeguard's funds or property; or (d) Employee's conviction of, indictment for (or its procedural equivalent), or Employee's entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

      9. Notices. Any notice pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or sent by guaranteed overnight delivery service or registered or certified mail to the following addresses:


      If to Employee:               Warren V. Musser
                                    710 Sproul Road
                                    Bryn Mawr, PA   19010

      If to the Company:            Safeguard Scientifics, Inc.
                                    800 The Safeguard Building
                                    435 Devon Park Drive
                                    Wayne, PA 19087
                                    Attn: Secretary

or to such other addresses as either party may designate to the other in writing.


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      10. Set-off. Employee acknowledges that the Company may set-off amounts payable to employee hereunder against any obligations of Employee to the Company, provided, however, that the Company shall not so set-off amounts due by Employee to the Company under that certain Financial Restructuring Agreement, dated April 16, 2001, among the Company, Employee and the other parties thereto, as amended.

      11. Assignments. Employee shall not assign this agreement or subcontract any of the work, labor or services to be performed by Employee hereunder without the Company's prior written consent.

      12. Company Property. All files, records, documents, and other materials relating to the business of the Company, whether prepared by Employee or otherwise coming into his possession, shall remain the property of the Company during the term of this Agreement and thereafter. Upon termination of this Agreement for any reason, Employee shall promptly return to the Company all such materials and all copies thereof to the Company.

      13. Waiver. The waiver by either party of a breach or violation of any provision of this Agreement shall not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision.

      14. Integration and Amendment. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior communications and agreements. This Agreement and the provisions hereof may not be changed, waived or extended orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, extension is sought.

      15. Governing Law. This Agreement and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. Employee hereby consents to the jurisdiction of the courts of such commonwealth in any action or proceeding which may be brought against it under or in connection with this Agreement, and in the event any such action or proceeding shall be brought against it, Employee agrees not to raise any objection to such jurisdiction or to the laying of the venue thereof in such state.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

                              /s/ Warren V. Musser
                              -------------------------------
                              Warren V. Musser

                              SAFEGUARD SCIENTIFICS, INC.

                              By: /s/ N. Jeffrey Klauder
                                  ---------------------------
                              Name: N. Jeffrey Klauder
                              Title: Executive Vice President
                                     and General Counsel


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